Exhibit 99.1

NASDAQ: EPMD	For Further Information Contact:
FOR IMMEDIATE RELEASE	Matthew C. Hill, Chief Financial Officer
(856) 753-8533

EP MedSystems Announces Appointment of David Bruce as Chief Executive Officer

WEST BERLIN, N.J.—(BUSINESS WIRE)—Aug. 17, 2006—EP MedSystems, Inc. (NASDAQ: EPMD - News), a market leader in electrophysiology (EP) products used to diagnose and treat certain types of cardiac rhythm disorders, today announced that David Bruce will join the Company as President, Chief Executive Officer and a member of the Board of Directors. Mr. Bruce will lead the further commercialization of the Company’s products and it’s next stage of growth. David Jenkins, founder and former Chief Executive 0fficer will continue in his role EP MedSystems’ Chairman.

David Bruce joins EP MedSystems following nine years of increasing responsibility at Acuson Corporation and the Ultrasound Division of Siemens including General Manager of the intracardiac echo (ICE) catheter group with responsibility for both commercial operations and research and development. In partnership with leading electrophysiologists and interventional cardiologists, Dave’s team developed and expanded the clinical adoption of ICE for guidance of advanced catheter-based cardiac treatments for atrial fibrillation and atrial septal defects, leading to a five-fold increase of installed customer sites and catheter sales revenue during the last four years.

In addition to cardiovascular ultrasound management, David’s experience includes serving as Vice President of Marketing and Business Development for Excimer Vision Leasing, a provider and manager of LASIK surgery systems and marketing programs for ophthalmologists, and in Capital Markets with Bank of America. He holds a degree in Mechanical Engineering from U.C. Berkeley and an MBA from The Wharton School.

“EP MedSystems has made significant progress in the commercialization of its products, specifically our ViewMate® intracardiac ultrasound catheter system and David Bruce will provide the high-quality experience and strategic direction which we need to achieve our goal of providing the most advanced diagnostic, therapeutic and visualization products to the vast cardiac rhythm management market.” stated David Jenkins, EP MedSystems’ Chairman. “I am confident that David’s strong management, sales and marketing and ultrasound experience will contribute to the growth of our business. ”

David Bruce, the company’s incoming CEO commented, “As cardiac treatments evolve from open surgery, to minimally invasive and now catheter-based procedures, the visualization of these procedures must also evolve from direct vision, to key-hole cameras and now to ultrasound catheter imaging – with its unique ability to deliver live imaging of anatomy and devices through blood. I joined EP MedSystems because I’m convinced that the Company is well positioned to capitalize on the major growth in catheter-based cardiac procedures in EP and beyond, and can generate significant value for its shareholders.”

About EP MedSystems: EP MedSystems develops and markets cardiac electrophysiology (“EP”) products used to diagnose and treat certain cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® Electrophysiology Workstation with RPM(TM) Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT® System and ALERT family of internal cardioversion catheters, and the ViewMate® intracardiac ultrasound catheter imaging system. For more information, visit our website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “see opportunities” or similar expressions. Such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems’ history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs, possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems’ reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems’ business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

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